Deed of Amendment

Amended and Restated Final Funding Agreement

James Hardie Industries plc (ARBN 097 829 895)
(**"JHI plc"**)

James Hardie 117 Pty Limited (ABN 30 116 110 948)
(**"JH117"**)

The State of New South Wales
(**"NSW Government"**)

Asbestos Injuries Compensation Fund Limited in its capacity as trustee for each of the Compensation Funds (ACN 117 363 461)
(**"Fund Trustee"**)

PricewaterhouseCoopers, ABN 52 780 433 757
One International Towers Sydney, Watermans Quay, Barangaroo, NSW 2000
T: +61 2 8266 0000, F: +61 2 8266 9999, www.pwc.com.au/legal

PwC | Doc ID: 45478 Ref TWB/AC

AFFA Deed of Amendment (clause 13.4A) Contents 1. Interpretation 4 1.1 Definitions 4 L.2 Interpretation 4 2. AFFA amendments 4 3. General 4 3.1 Conflict 4 3.2 Consideration 4 g.B Counterparts 4 9.4 Costs, expenses and duties 5 B.S Governing law and jurisdiction 5 g.6 Further assurances 5 9.7 Notices 5 Schedule - AFFA Amendments 6 2 PwC I Doc lD:45478

AFFA Deed of Amendment (clause 13.4A) Dste tt l'ecev,tgE'R. 20t7 Parties Name James Hardie Industries plc a public limited company incorporated in Ireland ARBN og7 8zg 8gs Description JHI plc Notice details 2nd Floor, Europa House Harcourt Centre, Harcourt Street Dublin z, Ireland Facsimile: +3Sg (o) r 479 rrzS Attention: General Counsel and Chief Compliance Officer Name Jarnes Hardie LLTPW Lirnited ABN go 116 rro 948 Description JIIrrT Notice details Level 3, zz Pitt Street Sydney NSW zooo Facsimile: +6r (o) z 9z5r 98o5 Attention: General Counsel and Chief Compliance Officer Name The State of New South Wales Description NSWGovernment Notice details c/- The Department of Premier and Cabinet Level rz,5z Martin Place Sydney NSW zooo Facsimile: :+6r (o) 28574 74or Attention: General Counsel, Department of Premier & Cabinet Name Asbestos Injuries Compensation Fund Limited in its capacity as trustee for each of the Compensation Funds established under the Amended and Restated Trust Deed dated 14 December zoo6 between it as trustee and James Hardie Industries N.V. as settlor ACN rt7 363 46r Description FundTrustee Notice details Level 6,56 Clarence Street Sydney NSW zooo Facsimile: +6r (o) z gzZZ 6699 Attention: General Manager J PwC I Doc lD:45478

AFFA Deed of Amendment (clause 13.4A)

Background

A. JHI plc, JH117, the NSW Government and the Fund Trustee are parties to the AFFA.

B. The promulgation of the *Wrongs (Part VB) (Dust and Tobacco-Related Claims) Regulation 2016* by the State of Victoria has triggered clause 13.4 of the AFFA.

C. The parties wish to amend the AFFA by the introduction of a new clause 13.4A to address the matter.

This Deed Witnesses

1. Interpretation

1.1 Definitions

These meanings apply unless the contrary intention appears:

AFFA means the document entitled "Amended & Restated Final Funding Agreement in respect of the provision of long term funding for compensation arrangements for certain victims of Asbestos-related diseases in Australia" dated 21 November 2006 between James Hardie Industries N.V., JH117, the NSW Government and the Fund Trustee, as amended.

Corporations Act means *Corporations Act 2001* (Cth).

1.2 Interpretation

Clause 1.2 of the AFFA applies to the interpretation of this deed.

2. AFFA amendments

On and from the date of this deed, the AFFA is amended as set out in the Schedule.

3. General

3.1 Conflict

If there is a conflict between the AFFA and this deed, the terms of this deed prevail.

3.2 Consideration

This deed is entered into in consideration of the parties' exchange of promises under this deed and the receipt of valuable consideration which is hereby acknowledged.

3.3 Counterparts

This deed may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

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PwC | Doc ID: 45478

AFFA Deed of Amendment (clause 13.4A) 3.4 Costs, expenses and duties Each party is responsible for its own costs, charges and expenses in connection with the preparation, negotiation and execution ofthis deed. 3.b Governing law andjurisdiction This deed is governed by the laws of New South Wales. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales, and waives any right to claim that those courts are an inconvenient forum. 3.6 Further assurances Except as expresslyprovided in this deed, each party must, at its own expense, do all things reasonably necessary to give full effect to this deed and the matters contemplated by it. 3.7 Notices (a) A notice or other communication under this deed is only effective if it is given in a manner provided for in the AFFA as amended by this deed. (b) For the purposes ofthis clause, a party's address details are those set out in the AFFA, unless the party has notified a changed address, in which case the notice, consent, approval or other communication must be to that address. 5 PwC I Doc lD:45478

AFFA Deed of Amendment (clause 13.4A) S chedttle - AFFA Arnendrnents The AFFA is amended by adding a new clause r3.4A as follows: "tg.4A Impact of the Wrongs (PartVB) (Dust o:ndTobo.cco-Relo,ted Clqims) Regulationzot6 (a) The Parties acknowledge that the promulgation of the Wrongs (Part VB) (Dust and Tobqcco-Relqted Claims) Regulation zot6by the State of Victoria has triggered clause 13.4. ib) Despite any other provision of this deed, the Related Agreements, the Transaction Legislation and the Release Legislation, to the extent that a Proven Claim which is the subject of a final judgment given, or binding settlement made, on or after r January zorS includes an amount of damages in excess of the amount that a Claimant would have been otherwise entitled to due to a change in the basis of assessment of damages brought about by the Wrongs (Pqrt W) (Dust and Tobacco-Related Clsims) Regulation zot6 (or any other Victorian law that may replace that law but, in effect, restate those parts of it which change the basis of the assessment of damages), that excess amount must not be paid (whether in whole or in part and whether by a member of the JHISE Group, a Liable Entity or the Trustee) during the winding up period for the Liable Entities. (c) Having regard to the provisions of sub-clauses g.4A(a) and (b), clause r3.4(c) shall be modified in its application to matters arising out of the Wrongs (Part VB) (Dust and Tobacco-Related Claims) Regulation zot6 (Victoria) (or any other Victorian law that may replace that law but, in effect, restate those parts of it which change the basis of the assessment of damages) so as to provide that clause r3.+(cxi) shall continue to apply if, and to the extent that, an amount of additional damages of the kind referred to in clause $.4A(b) is actually required to be paid by or on behalf of a member of the JHISE Group, a Liable Entity or the Trustee after zz October zo16. 6 PwC I Doc lD:45478

AFFA Deed of Amendment (clause 13.4A) Signing pages Executed as a deed. ) ) ) GIVEN underthe COMMON SEAL of ) Signature of Person* JAMES HARDIE INDUSTRIES PLC and ) DELIVERED as aDEED: ) ) ) LOe-c- /4\^ /\A vt L( hcr| ) ) Name of Bitretor/Authorised Person* ) ) ) ) ) ) ) Signature of Eircrctm/Scrretary,/Authorised Person* ) ) ) ) N A a ftSrt pr rtL(ck{L ) ) Name of IX+eetor/ffiary/Authorised Person* *Delete whichever is not applicable. ) SIGNED, SEI\LED AND DELTVERED by ) JAMES TIARDIE TTTPTYLIMITED in ) accordance with section rzZ(r) ofthe ) Corporations Act 2oo1 (Cth) by authority of its ) directors: ) ) ) ) Signature of director ) Signature of director/company secretary* ) (block letters) ) whichever is not applicable ) "delete ) ) ) Name of director (block letters) Name of Director/Company Secretary* Glock letters) *delete whichever is not applicable 7 PwC I Doc lD:45478

AFFA Deed of Amendment (clause 13.4A)

Signing pages

Executed as a deed.

GIVEN under the **COMMON SEAL** of **JAMES HARDIE INDUSTRIES PLC** and **DELIVERED** as a **DEED:**	Signature of Director/Authorised Person*
	Name of Director/Authorised Person*
	Signature of Director/Secretary/Authorised Person*
*Delete whichever is not applicable.	Name of Director/Secretary/Authorised Person*

SIGNED, SEALED AND DELIVERED by **JAMES HARDIE 117 PTY LIMITED** in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	
Jason Miele Signature of director	[signature] Signature of director/~~company secretary~~* (block letters) *delete whichever is not applicable
JASON MIELE Name of director (block letters)	BRUCE POTTS Name of Director/~~Company Secretary~~* (block letters) *delete whichever is not applicable

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AFFA Deed of Amendment (clause 13.4A)

SIGNED, SEALED AND DELIVERED by **the Honourable Mark Speakman SC MP,** Attorney General of New South Wales for the **STATE OF NEW SOUTH WALES** in the presence of:

[signature]
Signature of witness

LUCINDA BOURKE
Name of witness (block letters)

[signature]
Hon. Mark Speakman SC MP
Attorney General of New South Wales

SIGNED, SEALED AND DELIVERED by **ASBESTOS INJURIES COMPENSATION FUND LIMITED** in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director

Signature of Director/Company Secretary *
(block letters)
*delete whichever is not applicable

Name of director (block letters)

Name of Director/Company Secretary *
(block letters)
*delete whichever is not applicable

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AFFA Deed of Amendment (clause 13.4A)

SIGNED, SEALED AND DELIVERED by the Honourable Mark Speakman SC MP, Attorney General of New South Wales for the STATE OF NEW SOUTH WALES in the presence of:

....
Signature of witness

....
Name of witness (block letters)

....
Hon. Mark Speakman SC MP
Attorney General of New South Wales

SIGNED, SEALED AND DELIVERED by ASBESTOS INJURIES COMPENSATION FUND LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

....
Signature of director

DENNIS LODDWICK
....
Name of director (block letters)

....
Signature of ~~Director~~/Company Secretary *
(block letters)
*delete whichever is not applicable

GLENN DEREK REVELL
....
Name of ~~Director~~/Company Secretary *
(block letters)
*delete whichever is not applicable

PwC | Doc ID: 45478

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